                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 17, 2003

                                   LASON, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE                                             38-3214743
(STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
INCORPORATION)
                                    000-21407
                            (COMMISSION FILE NUMBER)



1305 STEPHENSON HIGHWAY
TROY, MI                                            48083
(ADDRESS OF PRINCIPAL                             (ZIP CODE)
 EXECUTIVE OFFICES)


                                 (248) 837-7100
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.  OTHER EVENTS

         As previously disclosed, on July 1, 2002, Lason, Inc. (the "Company") and certain of its subsidiaries in the United States emerged from proceedings under Chapter 11 of Title 11 of the United States Bankruptcy Code pursuant to the terms of the First Amended Joint Plan of Reorganization of Lason, Inc. and its Subsidiary Debtors, as modified (the "Amended Plan") which was confirmed by the United States Bankruptcy Court for the District of Delaware in Wilmington on May 17, 2002 (and which was included in Exhibits to Form 8-Ks filed with the Securities and Exchange Commission on March 25, 2002 and June 3, 2002).

         In connection with its emergence from bankruptcy, the Company reflected the terms of the Amended Plan in its consolidated financial statements by adopting the fresh-start accounting provisions of the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." Under fresh-start accounting, a new reporting entity is deemed to be created and the recorded amounts of assets and liabilities are adjusted to reflect their estimated fair values. For accounting purposes, the fresh-start adjustments have been recorded in the Company's consolidated balance sheet as of June 30, 2002.

         On December 12, 2002, the Company's independent accountants rendered their opinion with respect to the Company's consolidated balance sheet and accompanying notes as of June 30, 2002 and delivered their opinion to the Company on February 17, 2003. The independent accountant's report and related consolidated balance sheet is included in this Form 8-K.

         Lason may from time to time provide information including certain statements included in or incorporated by reference in this Form 8-K which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include the intent, belief or current expectations of the company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward looking statements are: (1) important information is of a preliminary basis and subject to further adjustment, (2) the assimilation of business units,
(3) the economic, political and regulatory environment, (4) competitive risks and uncertainties, (5) dependence on key customers and management, (6) fluctuations in paper prices, (7) price and availability of qualified temporary labor, (8) reliability of Company data, (9) changes in the business outsourcing industry, (10) management's ability to implement its business plan, (11) the financial and legal effect of any outstanding litigation, (12) ultimate resolution and settlement of administrative and priority claims, including priority tax claims, whether known or unknown as a result of the Company's previous Chapter 11 filing, (13) status of the Company's financing, (14) other important factors beyond the control of Lason and (15) other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission. Actual future results may vary significantly from those set forth herein.

                                                                            PAGE
                                                                            ----

Report of Independent Accountants..........................................   4

Consolidated Balance Sheet, June 30, 2002..................................   5

Notes to Consolidated Balance Sheet........................................   6

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Board of Directors
Lason, Inc.


We have audited the accompanying consolidated balance sheet of Lason, Inc. (a Delaware corporation) as of June 30, 2002. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Lason, Inc. as of June 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

As further discussed in Note 9, and as previously disclosed by the Company on March 26, 2001, the Company is under investigation by the Securities and Exchange Commission and the U.S. Attorney for the Eastern District of Michigan for accounting irregularities and system deficiencies, which occurred primarily in 1999 and prior.


                                                /s/ GRANT THORNTON LLP


Southfield, Michigan
December 12, 2002

                                   LASON, INC.

                           CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 2002
                                 (IN THOUSANDS)

================================================================================

                                     ASSETS
ASSETS
    Cash and cash equivalents                                            $29,972
    Accounts receivable                                                   43,460
    Supplies                                                               3,860
    Prepaid expenses                                                       6,077
                                                                         -------
                 Total current assets                                     83,369

Property and equipment                                                     5,913
                                                                         -------
                 Total Assets                                            $89,282
                                                                         =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
    Accounts payable                                                     $ 8,938
    Accrued expenses                                                      20,232
    Customer deposits                                                      2,510
    Deferred revenue                                                       3,037
    Current portion of long-term obligations                               1,073
    Other                                                                    169
                                                                         -------
                 Total current liabilities                                35,959

LONG-TERM OBLIGATIONS                                                     51,358

OTHER                                                                        100
                                                                         -------
                 Total Liabilities                                        87,417

STOCKHOLDERS EQUITY
    Preferred stock, $.01 par value; 5,000,000 shares authorized,
       none issued and outstanding                                             -
    Common stock, $.01 par value; 100,000,000 shares authorized,
       30,000,000 shares reserved for issuance                               300
    Additional paid-in capital                                             1,565
    Retained earnings                                                          -
                                                                         -------
                 Total stockholders' equity                                1,865
                                                                         -------
                 Total Liabilities and Stockholders' Equity              $89,282
                                                                         =======




    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS FINANCIAL STATEMENT.

                                   LASON, INC.

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 2002

================================================================================


NOTE 1 -- NATURE OF OPERATIONS

Lason, Inc., a Delaware corporation, together with its subsidiaries ("Lason" or the "Company") is a leading provider of integrated information outsourcing solutions through in excess of 60 locations and facilities management sites in 26 states, India, China (service relationship), Mexico, the Caribbean and Canada. The Company serves over 5,500 active customers primarily in the healthcare, financial services, government and manufacturing and industrial vertical markets. The Company's core competency resides in its ability to enhance the performance of its customers' business by outsourcing their non-core business processes and back office operations. The Company's primary services are data, document and image capture, web-based document repository services via its Document DNA(TM) (digital network access) product, analog services, on-site facilities management, print and mail type services, database management and other professional services. The Company's service capabilities across a broad range of data and media types allows its customers to fulfill their business process and information outsourcing needs with a single vendor regardless of geography.

NOTE 2 -- CHAPTER 11 PROCEEDINGS AND REORGANIZATION

On December 5, 2001 (the "Petition Date"), Lason, Inc. and certain of its direct and indirect subsidiaries incorporated in the United States (collectively referred to as the "Debtors") filed voluntary petitions to reorganize under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") with the Bankruptcy Court for the District of Delaware in Wilmington (the "Bankruptcy Court"). The Bankruptcy Court approved the Company's Plan of Reorganization (the "Plan") at its Confirmation Hearing on April 30, 2002. On May 17, 2002, the Bankruptcy Court entered an order confirming its First Amended Joint Plan of Reorganization of Lason, Inc. and its Subsidiary Debtors, as modified (the "Plan"). From the Petition Date through June 30, 2002, the Debtors operated their businesses as debtors-in-possession pursuant to the Bankruptcy Code. On July 1, 2002 (the "Effective Date"), the Plan became effective and the Debtors successfully emerged from their Chapter 11 bankruptcy proceedings.

Pursuant to the Plan, the following transactions were completed on or about the Effective Date:

a.   all of Old Lason's issued and outstanding common stock was cancelled;
b. certain indebtedness of the Debtors was cancelled in exchange for cash and/or common stock, par value $0.01 per share, of New Lason ("Common Stock");
c. executory contracts or unexpired leases to which any Debtor was a party were assumed or rejected; and
d. members of the board of directors and officers of New Lason were elected and began serving their respective terms.

On the Effective Date, 100,000,000 shares of Common Stock were authorized, with 30,000,000 shares of Common Stock reserved for distribution. Of the 30,000,000 shares reserved for distribution, the Company's Plan called for 87.5% or 26,250,000 shares to be issued in respect of general unsecured claims against the Debtors and 12.5% or 3,750,000 shares to be issued to management of the Company as part of an Executive Management Incentive Plan ("EMIP"). At June 30, 2002 the 30,000,000 shares have not been issued by the Company. The Company is in the process of reconciling its unsecured claims in order to determine the amount of disputed and undisputed claims. The Company currently cannot speculate as to the ultimate completion date for such analysis and the initial or final issuance of such shares as called for under the Plan. The Company desires to complete this process as soon as reasonably practical.

                                   LASON, INC.

                                  JUNE 30, 2002

================================================================================

NOTE 2 -- CHAPTER 11 PROCEEDINGS AND REORGANIZATION (CONTINUED)

In addition, on the Effective Date the Company's Plan called for it to issue New Senior Notes (the "Senior Notes") to the Holders of its Allowed Secured Lender Claims (i.e., its senior secured Bank Group) in an amount equal to $90 million, maturing five years after the Effective Date and bearing interest at the Agent's prime rate plus 2.5% (floating). The amount of the Senior Notes was reduced by proceeds of asset sales received by Holders of the Allowed Secured Lender Claims from November 1, 2001 to the Effective Date and thereafter as set forth in a new Credit or Note Agreement. The terms of the Senior Notes shall be governed by a Credit Agreement. As discussed in Note 10, On November 19, 2002, such Credit Agreement was executed by the Company.

Lastly, on the Effective Date, Lason issued a Junior Note in the principal amount of $3.1 million to certain key managers (who were also ex-owners of businesses acquired by Lason) in full satisfaction of their Allowed Key Manager Claims against the Debtors. The Junior Note is a non-interest bearing, unsecured note, maturing within five years following the Effective Date. The Junior Note is supported by an Indenture Agreement dated as of June 30, 2002. For further details regarding the Senior Notes and Junior Note see Note 7.

NOTE 3 -- FRESH START ADJUSTMENTS

The Debtors emerged from their Chapter 11 bankruptcy proceedings on July 1, 2002, which for financial reporting purposes was deemed the Effective Date of the Plan. In accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7"), the Company adopted fresh start reporting because holders of existing voting shares of Lason immediately before filing and confirmation of the Plan received less than 50% of the Common Stock distributed under the Plan and the Company's reorganization value was less than the Debtors' post-petition liabilities and allowed claims in the aggregate on a consolidated basis.

Fresh start reporting requires that the reorganization value of the Company be allocated to its assets in conformity with Statement of Financial Accounting Standard ("SFAS") No. 141, "Business Combinations." The excess of the fair value of the specific tangible or identifiable intangible net assets over reorganization value, or negative goodwill, is to be allocated to non-current non-monetary assets on a pro rata basis. Based on the consideration of many factors and various valuation methods, including a discounted cash flow, a comparable public company analysis, a comparable acquisitions analysis, and other applicable analyses believed by the Company's management to be appropriate for the Company's business and industry, the Company and its financial advisors determined the reorganization value of the Debtors to be approximately $33 million, which served as the basis for the Plan approved by the Bankruptcy Court. The fair value of the Debtors net assets approximates its reorganization value as of the Effective Date.

                                   LASON, INC.

                                  JUNE 30, 2002

================================================================================

NOTE 3 -- FRESH START ADJUSTMENTS (CONTINUED)

The following table reflects the adjustments to Old Lason's balance sheet as of June 30, 2002 (in thousands):

                                                                                              FRESH
                                                       PLAN OF               TOTAL            START            TOTAL
                                      PREDECESSOR   REORGANIZATION         PREDECESSOR     ADJUSTMENTS       SUCCESSOR
                                      -----------   --------------         -----------     -----------       ---------
Assets
   Current assets                      $  83,369      $         -          $  83,369       $      -          $  83,369
   Property and equipment                 23,654                -             23,654         (17,741)(d)         5,913
   Other assets                           88,801                -             88,801         (88,801)(d)            -
                                       ---------      ------------         ---------       ---------         ---------
       Total assets                    $ 195,824      $         -          $ 195,824       $(106,542)        $  89,282
                                       =========      ============         =========       =========         =========
Liabilities and Shareholders'
    Equity Deficit
     Accounts payable                  $   8,938      $         -          $   8,938       $      -          $   8,938
     Accounts payable pre-petition        25,063           (25,063)(a)            -               -                 -
     Accrued expenses                     20,232                -             20,232              -             20,232
     Customer deposits                     2,510                -              2,510              -              2,510
     Deferred revenue                      3,037                -              3,037              -              3,037
     Earnout Obligations                  33,036           (33,306)(a)            -               -                 -
     Other                                   269                -                269              -                269
     Pre-petition debt                   266,319          (213,888)(b)        52,431         (52,431)(e)            -
     Current portion of new
       long-term obligations                  -                 -                 -            1,073 (e)         1,073
     New long-term obligations                -                 -                 -           51,358 (e)        51,358
                                       ---------      ------------         ---------       ---------         ---------
Shareholders' Equity (Deficit)          (163,850)          272,257 (c)       108,407        (106,542)(f)         1,865
                                       ---------      ------------         ---------       ---------         ---------
       Total liabilities and
         shareholders' equity
         (deficit)                     $ 195,824      $         -          $ 195,824       $(106,542)        $  89,282
                                       =========      ============         =========       =========         =========

(a)  To record elimination of pre-petition liabilities which were cancelled.
(b)  To record extinguishments of debt.
(c) To record gain on cancellation of pre-petition liabilities and extinguishments of debt.
(d)  To reflect assets and liabilities at fair value.
(e)  To record new long-term obligations.
(f)  To record common stock to be issued and adjust opening equity.

                                   LASON, INC.

                                  JUNE 30, 2002

================================================================================

NOTE 4 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company has identified the following significant accounting policies that, as a result of complexities, judgments and uncertainties of the accounting standards and operations involved could result in material changes to its financial condition or results of operations under different conditions, assumptions or estimates.

REVENUE RECOGNITION

The Company's revenues are driven primarily by transaction volumes. The Company records revenues when the services are provided and all significant obligations of the Company have been satisfied. In certain circumstances, depending upon contractual terms or billing cycle cut-off, the Company is unable to bill for work completed in a certain period. In these cases, the Company recognizes revenue when the work is performed in order to match revenues with the services and related expenses. The work ultimately will be billed according to the contractual terms or the next possible billing cycle, as applicable. In addition, cash received from customers in advance of services performed are recorded as deferred revenue and credited to income when the related service is provided or according to the term of the agreement.

CASH AND CASH EQUIVALENTS

Cash equivalents consists of short-term liquid investments with a maturity at date of purchase of three months or less.

SUPPLIES

Supplies are valued at the lower of cost or market, using the first-in, first-out method. From time to time, due to changes in market demand, technology or other such factors it may be necessary for the Company to write-down the carrying value of its supplies.

PROPERTY AND EQUIPMENT

The property and equipment, including significant improvements as of June 30, 2002 have been stated at their fair values adjusted by the excess of the fair value of the specific tangible or identifiable intangible net assets over reorganization value in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7") under fresh start reporting.

SELF-INSURANCE LIABILITIES AND RESERVES

The Company is self-insured for its healthcare obligations and covers its workers compensation obligations through an incurred loss retro policy, under which the Company is obligated to cover losses on an actual basis up to a prescribed amount. The Company accounts for these programs based upon actuarial estimates of the loss inherent in the claims during the period, including an estimate for losses incurred but not yet reported. These loss estimates rely on observations of historical loss experience for similar events. The Company mitigates its ultimate exposure by carrying certain stop loss coverage.

                                   LASON, INC.

                                  JUNE 30, 2002

================================================================================

NOTE 4 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

OTHER LOSS CONTINGENCIES

The Company records liabilities when it is probable that a loss has been incurred and the amount of that loss can be reasonably estimated. These types of losses can develop over long periods of time, with potentially significant changes occurring in the facts of each case. Estimates of probable losses often include analysis and judgments about actions or potential actions of third parties, including governmental regulators, which are beyond the control or influence of the Company.

USE OF ESTIMATES

The preparation of the consolidated balance sheet is in conformity with generally accepted accounting principles and requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated balance sheet. Actual results could differ materially from those estimates.

NEW ACCOUNTING STANDARDS

In June 2002, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 applies to costs associated with an exit activity (including a restructuring) or with a disposal of long-lived assets. Under SFAS No. 146, a company will record a liability for a cost associated with an exit or disposal activity when that liability is incurred and can be measured at fair value. A liability is incurred when an event obligates the entity to transfer or use assets. Under current accounting guidance, a liability can be recorded when management has committed to an exit plan. The requirements under SFAS No. 146 are effective prospectively for exit and disposal activities initiated subsequent to December 31, 2002. Restatement of previously issued financial statements is not permitted.

ADEQUACY OF CAPITAL RESOURCES

The Company has funded its operations and integration and restructuring activities through a combination of cash from operations and net proceeds from sales of non-core assets. Management believes that it has sufficient liquidity through its cash from operations and cash on hand of $30.0 million at June 30, 2002 to meet its on-going business needs, including satisfying its long term obligations as they become due. The Company consistently monitors and evaluates its capital structure and options for maximizing the efficiency of such. Should the Company require future financing; no assurances can be given that the terms or availability of such would be favorable to the Company.

NOTE 5 -- INCOME TAXES

In connection with the reorganization, a gain on cancellation of indebtedness was realized. This gain will not be taxable since the gain resulted from reorganization under the Bankruptcy Code. However, the Company will be required, as of the beginning of its 2003 taxable year, to reduce certain attributes including net operating loss carry forwards ("NOLs"), certain tax credits and tax basis in assets in an amount equal to such gain on extinguishment. As of the Effective Date, the Company estimates that its NOLs aggregate approximately $240 million.

The reorganization of the Company on the Effective Date constituted an ownership change under Section 382 of the Internal Revenue Code. Consequently, the use of any of the NOLs and tax credits generated prior to the ownership change, that are not reduced pursuant to the provisions discussed above, will be subject to an annual limitation.

                                   LASON, INC.

                                  JUNE 30, 2002

================================================================================

NOTE 5 -- INCOME TAXES (CONTINUED)

The Company's management, in assessing the realizability of deferred tax assets, must consider whether it is more likely than not that part or all of the deferred tax assets may not be realized. This assessment includes consideration for the scheduled reversal of temporary taxable difference, projected future taxable income, and tax planning strategies. At June 30, 2002, a full valuation allowance has been established on all of the deferred taxes.

NOTE 6 -- ACCRUED EXPENSES

Accrued expenses at June 30, 2002 consist of the following (in thousands):

                  Accrued compensation and benefits            $ 8,273
                  Accrued taxes and other                        2,971
                  Accrued expenses                               8,988
                                                              --------
                         Total                                 $20,232
                                                              ========

NOTE 7 -- LONG TERM OBLIGATIONS

The Company's long term obligations as of June 30, 2002 consist of five-year Senior Notes in the aggregate outstanding amount of $50.1 million, which are collateralized by a lien on all property of the Company, guarantees of certain of the Company's subsidiaries, as well as pledges of the capital stock of certain subsidiaries and a unsecured, non-interest bearing Junior Note, maturing within five years, in the principal amount of $3.1 million issued to certain key managers (who were also ex-owners of businesses acquired by Lason). The Senior Notes will be supported by a Credit Agreement, which is currently being finalized by the Company and the note holders (i.e., its Bank Group), see Note
10. The notes will bear interest at the prime rate (floating) plus 2.5 percent (approximately 7.25% at June 30, 2002). The Credit Agreement will contain restrictions on acquisitions, disposition of assets, and the incurrence of other liabilities and contain certain financial covenants.

The Senior Notes call for quarterly principal payments with final maturity at June 30, 2007, as follows (in thousands):

                                    2003                            $ 3,000
                                    2004                              4,000
                                    2005                              4,000
                                    2006                              4,000
                                    2007                             35,100
                                                                    -------
                                    Total                           $50,100
                                                                    =======

In addition to the quarterly principal payments, the proposed Credit Agreement calls for principal reductions from net cash proceeds received from the sale or disposition of assets.

                                   LASON, INC.

                                  JUNE 30, 2002

================================================================================

NOTE 7 -- LONG TERM OBLIGATIONS (CONTINUED)

The Junior Note calls for semi-annual principal payments with final maturity at December 31, 2006, as follows (in thousands):

                                    2003                             $   624
                                    2004                                 624
                                    2005                                 624
                                    2006                               1,246
                                                                     -------
                                    Total                              3,118
                                    Unamortized Discount                 787
                                                                     -------
                                    Junior Note Balance               $2,331
                                                                     =======

The Junior Note Indenture Agreement provides that the principal payments outlined above will be made as set forth, subject to the express condition that certain performance tests are satisfied by the key managers on an individual basis. Based upon the Company's current information, it believes that it is probable that such conditions for payment will be met by the key managers.

NOTE 8 -- INTEGRATION ACTIVITIES

In connection with its Plan, the Company has undertaken certain integration and restructuring activities to realign organizationally, eliminate excess capacity and streamline its operations and further enhance its off-shore service capabilities. As such, the Company has been and is in the process of closing certain operating locations. As of June 30, 2002, the Company has accrued $900,000 related to its commitment to these activities. The Company anticipates being substantially completed with such activities during the first quarter 2003. However, the exact completion date is dependent upon a number of factors, some of which are beyond the control of the Company.

NOTE 9 -- COMMITMENTS AND CONTINGENCIES

On May 14, 2001, plaintiffs Future Image Holding Corporation and DASA Holdings Inc., the former owners of Datacom Imaging Systems Company ("Datacom"), brought an action against the Company and Lason --Canada Company ("Lason Canada") in the Ontario Superior Court of Justice. The Action relates to the acquisition of Datacom Imaging Systems Company by Lason Canada which was guaranteed by the Company and the non-payment of three additional purchase payments, which plaintiffs assert they are owed for having achieved certain performance levels as provided in the acquisition agreement. Plaintiffs seek approximately $450,000 U.S. for the first additional purchase payment. On March 12, 2002, the plaintiffs were granted a summary judgment of their claim for the $450,000. The Company appealed this ruling, but was required to deposit $275,000 U.S. with the Court of Appeals of Ontario as security. On September 30, 2002, the Court of Appeals of Ontario ruled in favor of the

                                   LASON, INC.

                                  JUNE 30, 2002

================================================================================

NOTE 9 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)

Company and reversed the lower court's grant of summary judgment. Accordingly, plaintiffs' lawsuit returns to the trial court where it will proceed to discovery. The Company will continue to defend itself vigorously in the matter and, on July 8, 2002, filed a separate action against plaintiffs to recover amounts the Company alleges it overpaid plaintiffs in connection with the first additional purchase payment. In the first quarter of 2003, the Court of appeals of Ontario will determine whether the Company's $275,000 must remain on deposit as security for plaintiffs' claims. The Company is a defendant in an adversary proceeding in the Bankruptcy Court for the District of Delaware in Wilmington. The plaintiff is Ark 2000-1 CLO, Limited ("Ark"), one of the Company's senior note holders. The nature of the dispute is over certain provisions in the Company's Pre-petition Credit Agreements and Plan, which call for the sharing of net proceeds from certain designated asset sales between the Company and the senior note holders. Ark alleges, among other things, that the Company is not entitled to the use or share of such net sale proceeds. The net proceeds currently in dispute are approximately $1.7 million, of which approximately $1.5 million is currently being held in escrow by the Pre-petition Agent. The Company believes the plaintiff's arguments are without merit and it is vigorously defending itself in this matter. Any unfavorable outcome or settlement, if any, in this matter would result in a charge to current earnings. This matter is currently scheduled to be heard by the Bankruptcy Court for the District of Delaware in February of 2003.

As previously disclosed, on March 26, 2001, the Company notified the SEC and U.S. Attorney for the Eastern District of Michigan ("U.S. Attorney") of accounting irregularities and system deficiencies that affected certain portions of the Company's financial statements in 1999 and may have affected its financial statements for other periods up to and through the first half of 2000. Some of these items were material to the Company's financial statements for at least the third quarter of 1999 and may also have been material to statements for other periods. As a result, the Company's financial statements for the years ended December 31, 2001 and December 31, 2000, have not been reviewed or audited by an independent public accounting firm and do not reflect the impact resulting from the correction of, if any, accounting irregularities or system deficiencies, which are under investigation. As a result of adopting fresh start reporting, the Company believes the ultimate effects, if any, from the alleged accounting irregularities during 1997 -- 1999, as discussed above, have been eliminated in the fresh-start balance sheet as of June 30, 2002.

The SEC and U.S. Attorney have on-going investigations into these matters. The Company's new executive management team has been and continues to fully cooperate with such investigations. The Company is not privy to the status of these investigations and cannot predict when they will be completed, the results thereof, or actions that might be taken against the Company, if any. Criminal actions that result in claims against the Company are not dischargeable under the Bankruptcy Code. The SEC and U.S. Attorney have the ability, depending upon the nature of the claims, to take actions against the Company that could have a





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
                                   LASON, INC.

                 NOTES TO CONSOLIDATED BALANCE SHEET - CONTINUED

                                  JUNE 30, 2002

================================================================================

NOTE 9 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)

material adverse effect upon its results of operations, financial position or liquidity. Based upon the Company's cooperation with these authorities, its new executive management team is hopeful that such actions will not, in fact, have a material adverse effect upon its results of operations, financial position or liquidity. However, no assurances can be given at this time.

In addition to the foregoing, the Company is subject to lawsuits and pending or asserted claims with respect to matters arising out of the ordinary course of business. Although the Company cannot predict the outcomes of these legal proceedings, it is not currently aware of any claim or action, in the aggregate, that would have a material adverse effect on its financial position, results of operations or liquidity.

NOTE 10 -- SUBSEQUENT EVENT

On November 19, 2002, the Company executed its Credit Agreement with the holders of the Senior Notes.














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
ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (a), (b) and (c)

                  Not applicable.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 24, 2003            LASON, INC.
                                     (REGISTRANT)


                                     By: /s/ Ronald D. Risher
                                        ---------------------------------------
                                        Ronald D. Risher,  President and CEO
































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